Exhibit 99.1

Concur’s Fourth Quarter And Fiscal 2009 Results Exceed Expectations

15% top line growth and 33% Non-GAAP EPS growth in fiscal 2009 driven by robust client demand

REDMOND, Wash., Nov. 17, 2009 – Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today reported financial results for its fourth quarter ended September 30, 2009.

Concur reported total revenue for the fourth quarter of fiscal 2009 of $64.8 million, driven by subscription revenue which was up 13% from the year-ago quarter. Total revenue for the quarter was also up 13% from the year-ago quarter. Fiscal 2009 fourth quarter net income was $5.9 million, or $0.11 per share, exceeding company expectations. This compares to net income of $5.6 million, or $0.11 per share, in the year-ago quarter.

“We are very pleased with fiscal fourth quarter performance as we exceeded expectations for revenue, earnings and free cash flow. For the year as a whole, we grew revenue 15% and non-GAAP EPS 33%, even as unemployment nearly doubled and travel budgets saw unprecedented declines,” said Steve Singh, chairman and CEO of Concur. “Throughout the year, new customer growth remained strong and we finished the fiscal year with the strongest quarter for new customer growth in our history.”

Singh continued, “Against the backdrop of an economic environment that is continuing to stabilize, we expect year-over-year revenue growth rates to modestly trend up in the first half of fiscal 2010 and more substantially trend up in the second half of fiscal 2010. Given the large-scale opportunity in front of us, we are accelerating investments across the business to execute on our core objectives of expanding distribution, driving innovation in our industry, and setting the bar for service excellence.”

Financial Highlights

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Total revenue was $64.8 million for the fourth quarter of fiscal 2009, up 13% compared to the year-ago quarter, and up 4% sequentially. Total subscription revenue was $62.9 million for the fourth quarter of fiscal 2009, up 13% compared to the year-ago quarter, and up 3% sequentially.

•	Total revenue was $247.6 million for fiscal 2009, up 15% year-over-year. Total subscription revenue was $239.2 million for fiscal 2009, up 16% year-over-year.

•	Net income was $5.9 million, or $0.11 per share, for the fourth quarter of fiscal 2009, compared to $5.6 million, or $0.11 per share, for the year-ago quarter.

•	Net income was $25.7 million, or $0.50 per share, for fiscal 2009, compared to $17.2 million, or $0.35 per share, for fiscal 2008.

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Non-GAAP pretax income was $15.0 million, or $0.29 per share, for the fourth quarter of fiscal 2009, compared to $12.3 million, or $0.24 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP pretax income was $58.9 million, or $1.14 per share, for fiscal 2009, compared to $41.7 million, or $0.86 per share, for fiscal 2008.

•	Non-GAAP operating margin was 23% for the fourth quarter of fiscal 2009, up from 20% the year-ago quarter.

•	Non-GAAP operating margin was 23% for fiscal 2009, up from 19% in fiscal 2008.

•	Cash flows from operations were $20.4 million for the fourth quarter of fiscal 2009, down 10% from the year-ago quarter.

•	Cash flows from operations were $66.0 million for fiscal 2009, up 3% year-over-year.

Recent Business Highlights

•	Concur announced that it signed a unique content agreement with Southwest Airlines, which gives Concur® Travel & Expense clients unrivaled direct access to Southwest Airlines fares and schedules.

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Concur released Concur® Mobile for iPhone on the Apple App Store. Also available for BlackBerry and Windows Mobile devices, this powerful extension of Concur Travel & Expense lets mobile workers change flights; book taxis, hotels or dining; capture expenses; and approve expense reports – all from their hand-held device – within policy while on the road.

•	Concur announced that Concur Travel & Expense clients can now enjoy the convenience, security and accuracy of detailed Starwood hotel folio data delivered directly into the employee’s expense report.

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Concur announced strong growth in EMEA, with headcount growing 75% across sales, marketing, R&D and operations during the fiscal year, fueled by new customer growth, a solid demand environment for Concur’s services, and the acquisition of Etap-On-Line, a leading European provider of business travel and expense management solutions based in Paris, France.

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Concur showcased powerful new travel management capabilities available exclusively to Concur Travel & Expense clients – including configurable message board, enhanced fare views, full TSA compliance and more – at the NBTA Convention in San Diego.

•	Concur ranked 57th on Forbes Magazine’s list of 2009’s 200 Best Small Companies.

•	Concur® Cliqbook Travel leads the U.S. corporate online booking tool market with 35% share, according to the U.S. Corporate Travel Distribution report published by industry research firm PhoCusWright.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects earnings per share for the first quarter of fiscal 2010 to be $0.11, assuming an estimated effective tax rate of 36.5%, and non-GAAP pre-tax earnings per share to be $0.27.

•	Concur expects earnings per share for fiscal 2010 to be $0.52, assuming an estimated effective tax rate of 36.5%, and non-GAAP pre-tax earnings per share to be $1.27.

•	Concur expects the fiscal 2010 non-GAAP operating margin to be 23% or more for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2010 to be between $71 million and $74 million, and capital expenditures of approximately $16 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Trusted by thousands of organizations to reach millions of employees, Concur’s award-winning solutions streamline business travel and expense reporting, and improve invoice processing – delivering rapid ROI by helping companies increase efficiency, control employee spend and drive down operational costs. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: adverse economic or market conditions, such as the current economic downturn, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential difficulties associated with our realization of the benefits related to our acquisition of Etap-On-Line; potential difficulties associated with our realization of the benefits related to our business relationship with American Express; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2009	2008	2009	2008
Revenues:
Subscription	$62,895	$55,689	$239,189	$206,304
Consulting and other	1,920	1,858	8,407	9,187

Total revenues	64,815	57,547	247,596	215,491

Expenses (1):
Cost of operations	19,683	17,392	75,625	68,378
Sales and marketing	20,129	17,369	73,459	59,912
Systems development and programming	7,094	5,812	25,295	22,974
General and administrative	6,783	8,330	27,603	31,371
Amortization of intangible assets	1,772	1,541	6,396	6,196

Total expenses	55,461	50,444	208,378	188,831

Operating income	9,354	7,103	39,218	26,660

Other income (expense):
Interest income	309	1,136	2,149	1,720
Interest expense	(108)	(215)	(481)	(1,417)
Other, net	(206)	(315)	(598)	(486)

Total other (expense) income	(5)	606	1,070	(183)

Income before income tax	9,349	7,709	40,288	26,477

Income tax expense	3,473	2,067	14,611	9,293

Net income	$5,876	$5,642	$25,677	$17,184

Net income per share available to common stockholders:
Basic	$0.12	$0.12	$0.53	$0.39
Diluted	0.11	0.11	0.50	0.35

Weighted average shares used in computing net income per share:
Basic	48,787	47,742	48,652	44,607
Diluted	52,247	51,601	51,740	48,459

(1) Includes share-based compensation as follows:
Cost of operations	$568	$517	$1,829	$1,688
Sales and marketing	1,908	1,064	5,517	3,404
Systems development and programming	528	392	1,815	1,149
General and administrative	906	1,045	3,011	2,738

Total share-based compensation	$3,910	$3,018	$12,172	$8,979

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$119,185	$267,725
Short-term investments	143,549	—
Restricted cash	3,599	3,055
Accounts receivable, net of allowance of $3,680 and $5,543	45,801	38,479
Prepaid expenses	3,963	3,160
Deferred tax assets	24,570	14,289
Deferred costs and other assets	15,016	14,104

Total current assets	355,683	340,812
Non-current assets:
Property and equipment, net	33,999	32,304
Investments	4,045	—
Deferred costs and other assets	19,964	16,067
Intangible assets, net	44,383	39,108
Deferred tax assets	23,904	47,257
Goodwill	188,907	165,471

Total assets	$670,885	$641,019

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$3,638	$4,198
Customer funding liabilities	56,424	22,470
Accrued compensation	17,508	18,308
Acquisition-related liabilities	902	2,036
Other accrued expenses and liabilities	10,539	8,442
Short-term debt	1,129	1,505
Deferred revenues	34,955	29,572

Total current liabilities	125,095	86,531
Non-current liabilities:
Long-term debt	199	1,328
Deferred rent	1,601	2,126
Deferred revenues	14,083	12,511
Tax liabilities	8,577	3,985

Total liabilities	149,555	106,481

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share Authorized shares: 5,000; No shares issued or outstanding	—	—
Common stock, $0.001 par value per share Authorized shares: 195,000 Shares issued and outstanding: 48,988 and 50,286	49	50
Additional paid-in capital	640,911	679,526
Accumulated deficit	(119,151)	(144,828)
Accumulated other comprehensive loss	(479)	(210)

Total stockholders’ equity	521,330	534,538

Total liabilities and stockholders’ equity	$670,885	$641,019

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2009	2008	2009	2008
Operating activities:
Net income	$5,876	$5,642	$25,677	$17,184
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,772	1,541	6,396	6,196
Depreciation	4,065	3,889	16,348	15,080
Allowance for uncollectible accounts receivable	(486)	(367)	(1,862)	1,473
Share-based compensation expense	3,910	3,018	12,172	8,979
Deferred income taxes	3,956	2,469	13,485	9,108
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(1,258)	381	403	1,347
Prepaid expenses and other assets	(3,652)	(2,856)	(7,880)	(5,511)
Accounts payable	(170)	945	(1,021)	(272)
Accrued liabilities	5,473	6,900	(2,375)	1,224
Deferred revenues	915	1,113	4,629	9,013

Net cash provided by operating activities	20,401	22,675	65,972	63,821

Investing activities:
Purchases of investments	(39,832)	—	(167,414)	—
Maturities of investments	24,000	—	24,000	—
Increase (decrease) in customer funding liabilities, net of changes in restricted cash	12,528	(478)	33,383	987
Investment in unconsolidated affiliate	—	—	(4,045)	—
Purchases of property and equipment	(2,903)	(3,309)	(17,251)	(13,040)
Payments for acquisition, net of cash acquired	(24,731)	(36)	(26,595)	(163,178)

Net cash used in investing activities	(30,938)	(3,823)	(157,922)	(175,231)

Financing activities:
Proceeds (payments) for issuance of common stock, net	—	249,590	(2,829)	249,590
Net proceeds from share-based award activity	367	5,546	2,556	11,155
Proceeds from employee stock purchase plan activity	286	329	1,175	1,175
Payments on repurchase of common stock	—	—	(54,773)	(43,763)
Net payments under revolving credit facility	—	(24,559)	—	(5,370)
Repayments of debt and capital leases	(265)	(424)	(1,366)	(1,671)

Net cash provided by (used in) financing activities	388	230,482	(55,237)	211,116

Effect of foreign currency exchange rate changes on cash and cash equivalents	379	(1,515)	(1,353)	(816)

Net (decrease) increase in cash and cash equivalents	(9,770)	247,819	(148,540)	98,890
Cash and cash equivalents at beginning of period	128,955	19,906	267,725	168,835

Cash and cash equivalents at end of period	$119,185	$267,725	$119,185	$267,725

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2009	2008	2009	2008
Operating income:
Operating income	$9,354	$7,103	$39,218	$26,660
Income from operations as a % of total revenue (Operating Margin)	14%	12%	16%	12%
Add back:
Share-based compensation expense	3,910	3,018	12,172	8,979
Amortization of intangible assets	1,772	1,541	6,396	6,196

Non-GAAP operating income	$15,036	$11,662	$57,786	$41,835

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	23%	20%	23%	19%
Net income:
Net income	$5,876	$5,642	$25,677	$17,184
Add back:
Share-based compensation expense	3,910	3,018	12,172	8,979
Amortization of intangible assets	1,772	1,541	6,396	6,196
Income tax expense	3,473	2,067	14,611	9,293

Non-GAAP pre-tax income	$15,031	$12,268	$58,856	$41,652

Diluted net income per share:
Diluted net income per share	$0.11	$0.11	$0.50	$0.35
Add back:
Share-based compensation expense	0.08	0.06	0.24	0.19
Amortization of intangible assets	0.03	0.03	0.12	0.13
Income tax expense	0.07	0.04	0.28	0.19

Non-GAAP pre-tax diluted income per share	$0.29	$0.24	$1.14	$0.86

Shares used in calculation of diluted non-GAAP income per share:	52,247	51,601	51,740	48,459

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating both GAAP net income per share and our non-GAAP pre-tax diluted income per share.